UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 2, 2010

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066

(Address of principal executive offices including zip code)

(920) 684-4410

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2010, The Manitowoc Company, Inc. (the “Company”) issued a press release announcing that Roy V. Armes and Donald M. Condon, Jr. have been appointed to its board of directors effective immediately.  The addition of Mr. Armes and Mr. Condon to the board brings the total number of directors to 10.  The Company’s bylaws provide that the number of directors may be from 7 to 12.  Mr. Armes and Mr. Condon will stand for formal election at the Company’s May 1, 2012 shareholder meeting.  At this time, no committee assignments have been made.  Neither the Company nor either of the new directors is aware of any transactions with related persons that require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)).

The Company has entered into an Indemnity Agreement with each new director in the form filed as Exhibit 10(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 1989.  Additionally, each director will be eligible to participate in (a) the Company’s 2004 Non-Employee Director Stock and Award Plan, as amended, and (b) the Company’s Deferred Compensation Plan, as amended and restated.

The Company is filing its press release as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Press release dated June 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: June 2, 2010	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary